Dear Stockholders:

Bench Building was the theme used for the 2003 summit meeting of the top 50 managers in our company. During the meeting's opening session I emphasized, "Our ultimate success depends more on recruiting and retaining good people than on the soundness of our business plans." The sports metaphor, Bench Building, was used to focus our company on the importance of employees in implementing our business plans and meeting our business objectives. Fittingly, this 2003 annual report is a celebration of our 400 plus employees.

Although Bench Building is the most important ingredient to our success, I believe that our business plans are sound and innovative. Therefore, before we celebrate our valued employees, I want to share my perspective on Brooke Corporation's business plans, corporate philosophy and competitive position. During 2003, we became much more visible to the investing community as the result of our listing on the American Stock Exchange. As I have discussed our company with investment professionals, business reporters and others this past year, I discovered that we need to do a better job of communicating how we differ from other public insurance brokers.

The fundamental principle of our company is that insurance, and other related services, are usually distributed more efficiently by local business owners than by employees of large corporations. We believe that business ownership, with the associated opportunity for wealth creation, is the ultimate tool for rewarding performance and motivating sales professionals. We believe that local business owners are more likely to satisfy their customers because they have made a significant investment in business ownership and their investment goes away if their customers go away.

However, in order for local business owners to compete with large corporations, they must have competitively priced products, operational economies of scale, management depth, marketing staffs, branding and some of the other support that a large corporation provides to its employees. To use another sports metaphor, we level the playing field for local business owners because we help them succeed by providing that support. This activity is usually referred to as franchising, so our company is labeled a franchisor. Our franchise approach appears to be gaining traction. In 2003 we were rated by Entrepreneur magazine as the #1 franchisor in our industry category and the 66th fastest growing US franchise.

Unlike other publicly held insurance brokers, as a result of our emphasis on franchising and local business ownership, we promote de-consolidation of ownership with main street businesses instead of consolidation of ownership with Wall Street corporations.

Our franchisees tend to focus on selling insurance to consumers and smaller main street businesses. The resulting commissions are generated from the sale of insurance policies to a larger number of smaller accounts making revenues relatively reliable. Approximately 60% of our commission revenues are generated from the sale of personal insurance to consumers. This segment of the insurance buying clientele is largely ignored by many publicly held insurance brokers. Even though our franchisees focus on selling smaller accounts, in 2003 we were recognized by Business Insurance magazine as the 58th largest insurance broker in the United States.

Other publicly held insurance brokers typically focus on selling to large commercial customers that generate large commissions from each sale. As I previously noted, we believe the smaller profile of our franchisees' customers makes revenues more reliable. Consequently, a more reliable revenue stream makes businesses more valuable which is important to our franchisees when the time comes to sell their businesses and cash in their chips.

Ownership is a critical ingredient to operating smaller locations. Because our franchisees deal with smaller customer accounts and typically have a personal relationship with their customers, the revenues associated with each franchise location are relatively small. Annual revenues for each of our franchise locations are typically less than $1,000,000. Without the ownership incentives of a franchise organization, it would be difficult to manage an organization comprised of numerous small business locations which is probably the reason that most publicly held insurance brokers are not interested in acquiring smaller locations. However, because we believe in local ownership, we think that acquiring smaller locations is better. Thanks to significant growth in 2003, we now have 234 total franchise locations.

Insurance is a big part of our everyday lives and insurance sales are made by businesses that are not necessarily insurance agencies. Most of our company's business activity currently results from insurance sales by franchisees with an almost exclusive emphasis on property and casualty insurance policies. However, many businesses sell insurance as an important, although not primary, part of their business. For example, as part of financial planning, financial services practitioners may sell life insurance policies in conjunction with securities sales. Even though the sale of investment products may be the primary source of revenues, insurance is important to financial services practitioners. Funeral home directors may sell life insurance policies to fund clients' funeral services as part of pre-need planning. Even though funeral services and related merchandise may be the primary source of revenues, insurance is important to funeral home directors. Unlike other publicly held insurance brokers, we also sell insurance through franchisees, such as funeral home directors, where insurance sales are incidental to their primary business activity.

Access to loans for acquisition of businesses is important to local business owners. Because local ownership is a critical part of our business plans, we make acquisition loans to our franchisees. Generally, other public insurance brokers are not in the business of lending to their agents because they employ producers to sell insurance instead of franchising local business owners.

Our loan loss experience has been excellent because we: 1) make loans in industries that we know very well as the result of our franchising experience, 2) provide a proven franchise business model to our borrowers, and 3) support their operations as franchisor. The franchise model that helps franchisees succeed also preserves our collateral and helps ensure loan repayment.

To fund our loans, we have built a network of lenders, primarily community banks and finance companies, who purchase the loans that we originate to our franchisees. Our lender network has grown to 64 lenders who had purchased loans with balances totaling more than $105,000,000 as of the end of 2003.

We want to leverage the relationships and underwriting expertise that we have gained from lending to franchisees. Our portfolio of sold and inventoried loans exceeds $115,000,000 and we completed two loan securitizations in 2003. We have built a knowledgeable loan underwriting staff and a professional loan sales staff. As a result, we are looking for additional ways to use our underwriting capabilities. During 2003, a credit enhancement, or financial guaranty, insurance policy was developed which insures repayment of loans that we originate through a Bermuda incorporated captive insurance company subsidiary. During 2003, 18 policies were issued providing coverage to participating lenders for loan balances totaling $3,800,000. Although still in the development stage, credit enhancement policies provide us with a way to pick up additional interest margins in the form of insurance premiums. If plans go as expected, we will one day launch a credit services specialty that provides loan brokers with access to loan funding, and our credit enhancement insurance policies will be used to attract participating lenders to provide loan funding.

We are willing to take additional risk if we are adequately compensated and can manage the risk. Most public brokers prefer to rely on sales commissions because commissions are paid to them regardless of the underwriting profits, or losses, of the policies being sold. We have identified three specific areas in which we are willing to take additional risk because we believe that we can manage our risk by directly controlling the underwriting process. First, we are sufficiently confident in our loan underwriting staff we are willing to take additional credit risk with credit enhancement insurance policies as explained above. Second, we are willing to take additional credit risk by purchasing securities in our loan securitization pools that are subordinate to the securities purchased by all other investors but provide significantly higher rates of return if loan losses and prepayment rates are at acceptable levels. Third, because we are sufficiently confident in our insurance underwriting staff, we are willing to share with insurance companies, the underwriting risk on policies written through our brokerage subsidiary on selected types of insurance. This risk will be shared through another Bermuda incorporated captive insurance company subsidiary.

Our capital and dividend plan provides for the payment of an increasing share of the company's earnings as dividends on common stock. Based on the February 27, 2004, closing stock price of $19.50 per share, the estimated annual yield is 4.1% when calculated using the current quarterly dividend rate of 20 cents per share. Recent tax law changes reduced the "double taxation" penalty associated with dividends and made it more advantageous for stockholders to receive dividend income. Because our company's expansion in 2003 primarily resulted from acquisitions made by franchisees, we do not anticipate a significant increase in capital requirements for 2004 and will likely distribute a larger share of our earnings to shareholders. Unlike other publicly held brokers, our franchisees supply capital for growth by securing long term loans to acquire businesses and then converting them into Brooke franchises.

We consider our shareholders to be our most important constituency and profitability the most important measure of performance. Our return on 2003 beginning stockholders equity was 137% and 2003 net profits grew by 187% which demonstrates that we again provided an excellent return to our investors.

Unlike other public insurance brokers, we did not obtain an exchange listing in conjunction with an initial public offering by an investment bank. We completed small public offerings to Kansas residents in 1997, 2001 and 2002 that were sold by company officials. As a result of these offerings, we have a significant number of shareholders and in 2003 we applied for a listing on the American Stock Exchange to provide our shareholders with additional liquidity. Those that purchased our stock in 1997 have seen their shares increase in value by more than 2,200%. A $1,000 investment in Brooke Corporation stock in 1997 was worth $23,400 on February 27, 2004.

Unlike many public companies, we do not provide "earnings guidance". Instead, we encourage investors to look at our performance record and familiarize themselves with our business plans. Although we are always glad to meet with investors, we are not necessarily disappointed by the lack of "coverage" by stock analysts or the lack of investment by institutional investors. The ultimate analysis of our company's performance will be historical results over a long period of time. Our philosophy is pay attention to business and the stock price will take care of itself.

In 2003, we set a bold objective of "40n4" or $40,000,000 in net profits in four years. This long term objective was not set for the purpose of persuading investors to purchase our stock. In fact, pursuing the 40n4 objective by increasing recurring revenues will have an adverse effect on short term profits as we invest for the future. Pursuing the 40n4 objective will result in aggressive expansion of territory and personnel that will increase the risk associated with an investment in our company. The purpose of the 40n4 objective is not to provide guidance to investors. The purpose of the 40n4 objective is to provide guidance to employees when making monthly plans, setting monthly priorities and reviewing monthly results.

40n4 is a rallying cry for employee action. 40n4 is a bold and aggressive objective that signals to our employees that our company is bold and our culture is aggressive. Although we take a limited amount of credit and insurance underwriting risk, we are essentially a marketing company and must be motivated and aggressive to succeed. 40n4 permeates our corporate culture and has been communicated to all levels of employees.

40n4 focuses employees on franchisees, our customers. Without franchisees, our company has no profits and no future. Virtually all of our profits result from our franchisees' business activities. The year 2003 was dedicated to our employees and Bench Building. Because we succeed when our franchisees succeed, the year 2004 is dedicated to our franchisees and leveling the playing field so they can better compete. This initiative includes expanded marketing departments for each specialty, more Brooke Academy training, improved marketing web sites and a national franchise convention.

40n4 focuses employees on long term results. Although we feel the pressure of quarterly earnings announcements, we try to balance investor expectations of short term quarterly profits with a long term perspective. During recent planning presentations, I required all managers to explain how their 2004 plans will assist in reaching our 40n4 objectives. Currently our company's profits are highly dependent on consulting and loan fees associated with franchisee acquisitions. These types of consulting and loan fees are important to reaching our 40n4 objectives because the corresponding profit margins are more than the margins for our other activities. However, if we are to achieve our 40n4 objective, then profits from acquisition oriented consulting and loan fees must be supplemented with other sources of revenue, preferably revenues that are recurring so that we have an established revenue base to jump start 2007. As such, an important component to achieving our 40n4 objective is the creation or expansion of alternative revenues that are recurring in nature. We have identified several such revenue sources including the following.

1) We believe that local ownership of insurance agencies is important. However, it is our experience that insurance agencies specializing in the sale of auto insurance, particularly the sale of insurance to drivers with a higher risk profile, are not typical insurance agencies. This type of agency is more dependent on management and organizational skills that are more characteristic of a larger organization like our company than on personal sales skills that are more characteristic of our franchisees. We plan to acquire and operate auto insurance agencies which will result in recurring revenues not related to acquisition oriented consulting and loan fees.

2) Although most of our franchisees prefer to acquire a business and then convert it to a franchise, some franchisees prefer to start a business using our business model and support system. In these instances, our plans are to provide a Start up Assistance Plan that provides specific consulting and financial assistance such as 1) access to a line of credit loan during start up, 2) expanded training at the Brooke Academy, and 3) access to specialized marketing departments. The sale of Start up Assistance Plans also results in revenues not related to acquisition oriented consulting and loan fees.

3) We plan to gradually change the accounting treatment for some of our lending activities so that fewer profits are recorded as a "gain on sale" at the time of a loan sale, and more profits are recorded as interest margin income over the life of the loan which also creates recurring revenues.

40n4 focuses employees on profits. As I noted above, profitability is our company's most important measure of performance. That is why our long term objective is based on profitability instead of revenues or market share. Meeting our 40n4 objective requires us to expand those activities with the largest profit margins. We are pursuing several such expansion plans including the following.

1) Because the consulting and loan activities performed in conjunction with franchisee acquisitions result in the highest profit margins for our company, we must significantly expand our geographic territory so that we have more consulting and lending opportunities. During 2003 we opened a regional office in Sacramento, California and expect expansion may result in more office openings.

2) We must expand and improve our marketing to prospective buyers and sellers. To accomplish this, we are experimenting with new marketing mediums and have better organized the sales and marketing process.

It is our employees that must implement our business plans to meet our business objectives. Therefore, perhaps most importantly, 40n4 focuses our company on our employees and on Bench Building.

Implementation of our business plans depends largely on the management teams of our operating subsidiaries, and particularly the leadership of Shawn Lowry, President of Brooke Franchise Corporation, Michael Lowry, President of Brooke Credit Corporation and Michael Hess, President of CJD & Associates. Also critically important to implementation are corporate personnel such as Chief Financial Officer Leland Orr, General Counsel Anita Larson and Corporate Vice President Kyle Garst.

Our 2004 theme is Leveling the Playing Field and our focus is on franchisees, our customers. In conjunction, we are hosting our first national franchise convention in Las Vegas during October, 2004. We hope that you will join us in Las Vegas to honor our franchisees.

Consistent with our 2003 Bench Building theme, the following pages celebrate our employees and their accomplishments during this past year. Thanks to our employees for making 2003 successful and thanks to you for your continuing support.

/s/ Robert D. Orr

Robert D. Orr

Chairman and Chief Executive Officer